Exhibit 10.35
DISTRIBUTOR AGREEMENT

[***]: Certain confidential portions of this exhibit were omitted by means of marking such portions with asterisks because the identified confidential portions (i) are not material, and (ii) would be competitively harmful if publicly disclosed.

This Distributor Agreement (the “Agreement”) is entered into effective as of January 14, 2022 (“Effective Date”), by and between Unomedical A/S, a Danish corporation having its principal place of business at Aaholmvej 1-3, Osted, 4320 Lejre, Denmark (“Company”), and Tandem Diabetes Care, Inc., a Delaware corporation having its principal place of business at 11075 Roselle Street, Suite 200, San Diego, California, 92121, USA (“Distributor”).

RECITALS

WHEREAS, Company is a developer and manufacturer of infusion sets and related products for the delivery of insulin with infusion pumps;

WHEREAS, Distributor wishes to acquire such products from Company for distribution to end users and resellers;

WHEREAS, Company and Distributor have previously entered into a Distributor Agreement dated [***], pursuant to which Company is engaged in the business of supplying certain infusion sets to Distributor.

WHEREAS, Company and Distributor have on [***] entered into a Quality Agreement which defines the quality requirements for the product development and/or manufacturing of products pursuant to this Agreement as well as the roles and responsibilities of the Parties with respect to the quality controls and project deliverables. The Quality Agreement is annexed as Exhibit E.

WHEREAS, Company and Distributor now wish to enter into this amended and restated Distributor Agreement regarding the supply by Company of certain infusion sets to Distributor. The amended and restated Distributor Agreement shall replace and supersede all previous versions and amendments of the Distributor Agreement.

NOW, THEREFORE, Company and Distributor (the “Parties”) hereby agree as follows:

AGREEMENT

1.DEFINITIONS

“Customer” shall mean any end user or redistributor to whom Distributor sells Products, either for such Customer’s own use or for further distribution to end users.

“Custom Luer” shall mean the connector supplied by the Custom Luer Supplier, conforming to the Custom Luer Specifications, to be affixed by Company to an infusion set manufactured by the Company of each Product type (an “Infusion Set”). [***].

“Custom Luer Supplier” shall have the meaning set out in Section 3.7.a.1.

“Documentation” shall mean Company’s English language (and other mutually agreed languages) end user documentation that is delivered by Company in conjunction with the Products.

“Effective Date” shall mean the date of the last signature on this Agreement.

“Minimum Order” shall have the meaning assigned to it in Section 5.1.

“Price List” shall mean Company’s published price list for the Products and as may be modified by the Company from time to time.

“Products” means AutoSoft™ 90 infusion sets, AutoSoft™ XC infusion sets, AutoSoft™ 30 infusion sets, TruSteel™ infusion sets and VariSoft™ infusion sets, which are included in Company’s published Price List, as

Exhibit 10.35
amended or supplemented from time to time during the term of this Agreement by Company and listed in Exhibit A. Products as delivered to Distributor will have markings and instructions for use in English and other mutually agreed upon languages. The Products are marked with the Distributor’s trademarks. The labeling features the Distributor’s name, logo, and address as described in Exhibit A annexed hereto. Infusion Sets with Custom Luers shall be deemed “Products” under this Agreement.

“Sale”, “Sales”, “Sell”, “Sold” or “Selling” shall mean any sale, or other transfer of the Products to any third party, including Customers, with or without consideration paid to Distributor.

“Specifications” shall mean Company’s FDA approved functional specifications for the Products as exist as of the Effective Date and as may be modified from time to time by Company. The Specifications as of the Effective Date are annexed as Exhibit B. The Specifications for Infusion Sets to be used with the Custom Luer are set forth in Exhibit B-1 and the Specifications for the Custom Luer are set forth in Exhibit B-2 (the “Custom Luer Specifications”).

“Territory” shall mean worldwide, where the Distributor has established distribution of its portfolio of insulin infusion pumps and related accessories.

2. TERM and TERMINATION

2.1Term. The term of this Agreement (“Term”) shall be from the Effective Date until 31 December 2027 when it shall terminate, unless the Parties mutually agree in writing to renew or extend the Agreement. Any renewal or extension of this Agreement must be approved in writing by an authorized representative of both Parties. Distributor acknowledges and agrees that (a) Company has no obligation to agree or to approve any renewal or extension of this Agreement; and (b) Distributor has no basis for expecting, and has received no assurance, that its business relationship with Company will continue beyond the stated term of this Agreement.

2.2Termination for Breach. Either Party shall have the right to terminate this Agreement before the end of the Term if the other Party breaches a material term or condition of this Agreement which includes, but is not limited to, breach of Sections 3.5 and 4.1 and fails to cure such breach following [***]’ written notice from the other party.

The Company may terminate the Agreement upon [***] notice if the Distributor fails to pay any sum from time to time payable to the Company within [***] after the due date, unless Distributor makes such payment during such [***] period.

Either party may terminate the Agreement without notice in case:

a.a receiver or administrator is appointed in respect of the undertakings, assets, income or receivables of the other party,

b.proceedings are commenced for the winding up, liquidation, or dissolution of the other party or its affairs,

c.proceedings in bankruptcy are commenced against the other party and not dismissed or resolved within [***], or

d.the other party enters into any scheme, composition or arrangement with its creditors.

2.3Effect of Termination. In the event of expiration of this Agreement pursuant to Section 2.1, or termination of this Agreement pursuant to Section 2.2, each Party shall return to the other or destroy all Confidential Information of such other Party pursuant to Section 4.2. Distributor shall also immediately pay to Company all amounts then owed to Company (subject to Company’s submission of invoices for any un-invoiced amounts), and each Party shall further have all rights available to such Party in law and equity. The stock of Products which the Distributor has established at the Effective Date of the termination shall continue to be governed by the terms of the Agreement

Exhibit 10.35

2.4Liability in case of Termination. Neither Party shall incur any liability whatsoever for any damage, loss or expenses of any kind suffered or incurred by the other arising from or incident to any termination or expiration of this Agreement which complies with the terms of the Agreement. This shall, however, not apply to termination for breach pursuant to Section 2.2. Without limiting the foregoing, neither party shall be entitled to any damages on account of prospective profits, anticipated sales, loss of business opportunities or other indirect losses. Distributor agrees to waive the benefit of any law or regulation providing compensation to Distributor arising from the termination or expiration of this Agreement and Distributor hereby represents and warrants that such waiver is irrevocable and enforceable by Company. However, all payments due under the Agreement to one party by the other party shall be paid in full immediately upon termination or expiration of this Agreement.

2.5Survival. In the event of expiration or termination of this Agreement, the provisions of Section 1 (“Definitions”), 2.3 (“Effect of Termination”), 2.4 (“Survival”), 3.3 (“Duties of Distributor”), 3.5 (“Proprietary Rights”), 4 (“Confidentiality”), 5.6 (“Invoicing and Payments”), 7 (“Taxes”), 9 (“Warranty and Product Quality”), 9 (“Limitation of Liability” ), 10 (“Indemnities”) and 11 (“General”) shall survive and shall continue to bind the Parties.

3. DISTRIBUTORSHIP

3.1Distribution Appointment. Subject to the terms of the Agreement, Company authorizes and appoints Distributor as a non-exclusive distributor to sell Products in the Territory. Distributor may allow redistributors in Distributor’s normal chain of distribution to Sell the Products, but otherwise Distributor’s rights hereunder are non-sublicensable and non-transferable, except as provided in Section 11.1. [***]

3.2Relationship. Distributor is an independent contractor of Company under this Agreement, and nothing contained in this Agreement will be construed to give either Party the power to direct and control the day-to-day activities of the other. All financial obligations associated with Distributor’s business are the responsibility of Distributor. Distributor will be solely responsible for, and will indemnify, defend and hold Company harmless from, [***].

3.3Duties of Distributor. Distributor agrees to market and distribute the Products at its expenses for use in the Territory. Distributor certifies that it is acquiring the Products for Sale to Customers in the Territory. In addition and for items 3.3a to 3.3e, Distributor will use commercially reasonable efforts to:

a.Engage in Sales promotion activities in the Territory, designate the Products by their correct name solely pursuant to the Trademark license granted in Section 10 (“Trademarks, Packaging and Documentation”).

b.Maintain a qualified and Product trained Sales organization to call on Customers and qualified potential Customers in the Territory.

c.Maintain an adequate staff of trained technicians and sufficient inventory to provide technical support and service to all of Distributor’s Customers.

d.Maintain an inventory of Products sufficient under normal circumstances to satisfy reasonable short-term replacement requirements and reasonable short-term delivery requirements of Customers in the Territory.

e.Establish systems and allocate skilled personnel to provide the end users with the training, assistance, and technical support required to ensure adequate use of the delivery systems.

With respect to items 3.3f to 3.3o, Distributor shall:

f.Not engage in any deceptive, misleading, illegal or unethical business practice.

Exhibit 10.35
g.Sell the Product in its approved packaging configuration and may not alter Product or packaging in any way.
h.Provide Company with a draft Forecasted Purchase Volume for the purchases during the following Calendar Year no later than September 1. The parties shall meet, discuss and agree on the revised draft Forecasted Purchase Volume proposed by Distributor.
i.Provide Company with an initial Forecasted Purchase Volume at least [***] prior to commercialization.
j.Provide Company within [***] of a new calendar quarter a non-binding trending forecast showing sales expectations for the upcoming [***].
k.Distributor will maintain three months of purchase orders by SKU. Distributor’s purchase orders may deviate as follows:

Month 1 - [***]
Month 2 - [***]
Month 3 - [***]
l.The Distributor shall be responsible for communicating all complaints from/to Customers in relation to the Products in accordance with the following sentence. The Distributor shall record and maintain Product complains and notify Company of the event promptly and in any case no later than within [***] for allegations of serious injury or harm, and within [***] for other events. Distributor shall use commercially reasonable efforts to retrieve affected complaint samples from end-user and ship them to Company and analysis. Such retrieval and shipment shall be at Distributor’s expense, unless the Product subject to the complaint failed to comply with the warranty set forth in Section 8.1 in which case such retrieval and shipment shall be at Company expense. Distributor shall forward returned Products to Company on a weekly basis. Distributor and Company shall establish adequate procedures, processes and logistics for handling complaints and hereto related Product returns.
m.Maintain product liability insurance against such risks relating to sales of the Products in the Territory. Coverage of at least [***] in the aggregate shall be in effect for the Term and [***] thereafter.
n.Keep Product traceability during the Term of this Agreement and for a period of [***] years thereafter.
o.Notify Company prior to the performance of any clinical studies where Company’s Products are the primary product being tested.

3.4 Duties of Company.
a.Company shall maintain an integrated Quality Management System complying with the quality system requirements that meet the requirements of each country where the Products are distributed.

b.Company shall as soon as possible inform Distributor of any matter which may impede the performance by Company of any of Company’s obligations under this Agreement.

c.Company is responsible for product “recall” activities regarding the Products, including, without limitation, a recall, market withdrawal, safety alert, field action or similar corrective action (“Recall Activities”). If any of the Recall Activities are initiated by Company or required by law, Company will be responsible for [***]. The Distributor is not entitled to[***]. Company may choose to[***]. Company will reimburse Distributor for [***].

Notwithstanding the foregoing, Company shall not be responsible for liability, losses, costs and expenses associated with a recall to the extent, and only to such extent, that the recall [***] and Distributor shall fully indemnify Company for any such liability, losses, costs and expenses. In the event that the recall is attributable to [***], then Distributor and Company shall bear responsibility, and indemnify the other Party, in proportion [***]

d.Company will keep Distributor informed of marketing, Product and technical information in sufficient and accurate detail to enable Distributor to properly market the Products.

Exhibit 10.35
e.Company shall provide warranty on Products as defined in Section 8 and technical support services pursuant to the terms and pricing set forth in Exhibits C (Pricing) and D. Any warranty or technical support service is made available to Distributor only and not to its Customers.
f.Company shall be responsible for investigating Product complaints and reporting certain events to the authorities, including but not limited to the FDA. Company shall furnish Distributor with a written report with the results of the investigation.
g.Company agrees to provide Sales and technical training at least twice each calendar year to Distributor. Duration, location and other specifics of such training shall be determined as Distributor sees fit. Additional training may be supplied by Company at Distributor’s request and for additional fees. Availability and cost of any additional training will be provided by Company upon request.
h.Company will notify Distributor of any proposed product changes [***] days prior to implementation.
i.Company is the legal manufacturer for the Products as per the Medical Device Directive (EU) and Quality System Regulations (USA). The Products will bear the CE mark owned by the Company.

3.5Proprietary Rights. Distributor acknowledges that the Products contain valuable trade secret information and intellectual property rights of Company. Distributor agrees that it will not, and will not authorize others to, reverse compile, reverse assemble, or reverse engineer the Products without prior notification to Company. Distributor agrees that it will not, and will not permit others to, remove or modify any copyright, patent or other proprietary labels or markings on the Products or the packaging provided by Company. Distributor shall as required reasonably assist the Company at the Company’s expense in order to defend and preserve patents and trademarks of the Company within the Territory.

3.6Ownership of Rights.
a.Intellectual Property. Each Party’s intellectual property including without limitation any patents, trade secrets, processes, know-how, copyrights, trade dress, trademarks and/or trade names shall remain their exclusive property and nothing herein shall be construed as transferring any right, title or interest of any kind or nature whatsoever thereto to the other Party hereto. Except as specifically provided herein, neither Party shall use in any way, the intellectual property of the other Party, and will not do any act which would in any way infringe upon or be in derogation of the validity of such other Party’s intellectual property and will notify the other Party of any conflicting claims that challenge any intellectual property of such Party that it is aware of.
b.IP Indemnification by Distributor. Distributor shall fully defend, indemnify and hold harmless Company from and against any and all liability, losses or costs for any third party claims, suits, actions, demands and threats based on any infringement of third party intellectual property rights [***]. In the event that the infringement of third party intellectual property 1ights is attributable to [***], then Distributor and Company shall bear responsibility, and indemnify the other Party, in proportion to [***].
c.Ownership of Tooling. Designs, tools, jigs, dies, fixtures, templates, patterns, drawings, and other information and things (herein collectively, the “Tools”) directly paid for or furnished by Distributor shall be Distributor's property and Company shall not encumber or dispose of them in any way. Company shall maintain such Tools in reasonably good working condition. The Tools shall be used exclusively for Company’s performance of its obligations hereunder. Any and all costs incurred by Company in order to replace due to wear and tear, scale up, significantly upgrade or modify the Tools, other than scheduled maintenance, loss or abuse by Company, shall be reimbursed by Distributor.

3.7Manufacture and Supply of Products with Custom Luer.

This Section 3.7 shall only apply to Products containing a Custom Luer.

Exhibit 10.35
a.Manufacture.

1.Company shall procure the Custom Luer from a third party supplier designated by Distributor (the “Custom Luer Supplier”) and approved by Company, which approval shall not be unreasonably withheld. The initial Custom Luer Supplier designated by Distributor and approved by Company is [***]. The Custom Luer is exclusive and proprietary to Distributor and shall not be used by Company for any purpose other than incorporation into the Products and shall not be sold to any third party. Company shall have no intellectual property rights in the Custom Luer, except, for the avoidance of doubt, that all rights to the Company’s design of [***] of the Custom Luer to the Infusion Set shall be the property of Company.
2.Prior to manufacture of the Products, Distributor shall obtain injection molding qualification and validation documentation from the Custom Luer Supplier in a form reasonably acceptable to Company.
3.Company shall incorporate the Custom Luer into the Infusion Sets in accordance with the Specifications. If the Custom Luer Supplier cannot deliver Custom Luers that comply with the Custom Luer Specifications, Company shall have no obligation to deliver Products incorporating the Custom Luer to Distributor. In the event that Company discovers any failure of the Custom Luers to comply with the Custom Luer Specifications which could affect meeting the forecasted or expected demand for Products to Distributor, then Company shall without undue delay notify Distributor and the Parties shall endeavor to remedy the failure together with the Custom Luer Supplier. Any change to the Custom Luer which could impact the incorporation of the Custom Luer into the Products shall require written approval by both Parties, which shall not be unreasonably withheld.
4.Any change in the price of the Custom Luer payable by Company to the Custom Luer Supplier shall be [***].

b.Custom Luer Supplier. Distributor shall enter into an agreement with the Custom Luer Supplier securing that (i) Company is granted all necessary rights to purchase the Custom Luer, affix the Custom Luer to the Infusion Sets and sell the Product with the Custom Luer to Distributor in accordance with the terms and conditions of this Agreement and (ii) the Custom Luer Supplier will supply Company with the Custom Luer in sufficient amounts and of a satisfactory quality in order for Company to fulfil its obligations under this Agreement, Distributor shall not be entitled to raise any claims against Company relating to any breach of the Agreement to the extent that such breach is a result of failure to deliver or delay in delivery of Custom Luers by the Custom Luer Supplier through no fault of Company.

c.Material Management. Company shall maintain sufficient manufacturing capacity and inventory to fill Distributor’s requirements under this Agreement at the delivery date or dates specified in the applicable Accepted Purchase Order, however, Company shall be under no such obligations to the extent that the Custom Luer Supplier does not deliver sufficient quantities of Custom Luers to meet forecasted demand. Company shall be responsible for procuring all materials and components necessary to fulfill Accepted Purchase Orders for the portion of such Purchase Order that is not cancellable. If Company foresees any problem in meeting forecasted or expected demand at any time, it shall advise Distributor as soon as possible in writing. Upon request by Distributor, Company shall provide Distributor with an accurate written report of the Custom Luer, and Products containing a Custom Luer, inventory at Company’s facility. For production and capacity planning purposes, Distributor shall issue an updated rolling forecast of its requirements for the next [***], Distributor will provide [***] which will forecast its estimated quantity requirements of Products. For long-term capacity planning purposes, Distributor shall furnish Company with a [***].

d.End of Life.

1.Should any significant material or significant component (excluding the Custom Luer) be discontinued or set for end of life by the applicable vendor, Company hereby agrees to notify Distributor as soon as possible upon receipt of written notice from the applicable

Exhibit 10.35
vendor. In addition, with respect to any such material or component of the Infusion Sets, the Parties agree to use reasonable efforts to cooperate in order to find a replacement which meets the form, fit and function set out in the Specifications of such end of life component or material such that Accepted Purchase Orders and forecasts can be met, however, Company has the sole right to determine the replacement. Any replacement which is anticipated to involve a regulatory filing shall be disclosed by Company to Distributor in writing within [***] of the Company's determination that such a filing is reasonably likely.

2.Company shall not discontinue manufacture of any Product covered by this Agreement without providing Distributor with at least [***] and good faith negotiation by the Parties of a mutually satisfactory replacement plan for such Products.
4. CONFIDENTIALITY

4.1Confidential Information. Each Party (the “Disclosing Party”) may, from time to time during the Term, deliver or make available to the other Party (the “Receiving Party”) certain non- public information of the Disclosing Party, including formulas, flow charts, diagnostic routines, business information, forecasts, financial plans and data, customer information, marketing plans, and unannounced product information and the Company may make available to the Distributor information regarding the Company’s intellectual property rights (collectively, “Confidential Information”). Such Confidential Information shall be in writing, and marked prominently with the legend “confidential”, “proprietary”, or with a similar legend, or if disclosed orally shall be described as Confidential Information at the time of oral disclosure and confirmed as such in writing [***]. Notwithstanding anything to the contrary herein, non-public Product information, and the terms of this Agreement shall be deemed Confidential Information of Company.

4.2Protection. The Receiving Party shall not use or disclose Confidential Information of the Disclosing Party, except as expressly authorized by this Agreement or in writing by the Disclosing Party, using the same degree of care which the Receiving Party uses with respect to its own proprietary information, but in no event with less than with reasonable care. Upon the expiration or termination of this Agreement, the Receiving Party shall promptly return to the Disclosing Party all Confidential Information of the Disclosing Party in tangible form, and shall promptly confirm in writing to the Disclosing Party that it has done so. The Receiving Party shall have written agreements with its own employees to whom Confidential Information of the Disclosing Party shall be made available, and such written agreements shall have terms at least as restrictive as those contained herein. The Receiving Party agrees to deliver copies of such written agreement to the Disclosing Party upon request; provided, however, that such copies shall themselves be deemed the Confidential Information of the Receiving Party.

4.3Limitation. The foregoing obligations of confidentiality shall not apply to any information which the Receiving Party can show is or was:

a.Already known to the Receiving Party at the time of disclosure without obligation of confidentiality;
b.Independently developed by the Receiving Party without use of or access to the Confidential Information;
c.Approved for disclosure by the Disclosing Party beforehand and in writing;
d.Publicly known without breach of this Agreement;
e.Lawfully received by the Receiving Party from a third party without obligation of confidentiality.

In addition, the Receiving Party may disclose information required to be disclosed by applicable law or order of a court, tribunal or other governmental agency; provided, however, that the Receiving Party shall promptly notify the Disclosing Party in writing of such requirement, and shall cooperate with the Disclosing Party to minimize the scope of any such disclosure, and in the obtaining of a confidentiality, protective or similar order.

Exhibit 10.35
5. PURCHASE OF PRODUCT BY DISTRIBUTOR: PRICING AND PAYMENTS

5.1Minimum Order. Distributor agrees to acquire from Company in minimum order quantities (“Minimum Order”) as described in Exhibit C for each Product SKU per Purchase Order.

5.2Purchase Orders. In addition to the terms of Section 3.3 the Distributor shall acquire Products by placing purchase orders under this Agreement, which are accepted by Company, as follows. From time to time during the Term, Distributor shall submit to Company written or electronic purchase orders (“Purchase Orders”). Company will acknowledge receipt of each Purchase Order in writing within [***] of receipt and shall either accept such Purchase Order, or reject such Purchase Order. Company shall accept any Purchase Order that orders Product in accordance with the most recent forecast provided under Section 3.3(h). In the event Company accepts a Purchase Order, such Purchase Order shall be deemed an accepted Purchase Order (“Accepted Purchase Order”). In the event Company rejects a Purchase Order, the Parties shall negotiate in good faith regarding possible changes in such Purchase Order which would make such Purchase Order mutually acceptable. In the event Company fails to acknowledge receipt of any Purchase Order within the [***], such Purchase Order shall be deemed rejected. In no event shall any Purchase Order add to or modify the terms of this Agreement.

5.3Pricing. Distributor shall pay to Company the pricing as set forth in Exhibit C for the Products acquired under this Agreement. For the avoidance of doubt, Product prices [***]. Distributor shall set its own sale prices without consultation with Company.

5.5Delivery Terms. Delivery is [***]. The Products will be delivered in the Company’s usual packaging.

5.6Price Changes. [***], the prices for the Products set forth in Exhibit C attached to this Agreement shall apply. Company may change the prices [***]. In all such cases, the Distributor and Company shall meet in good faith to discuss a mechanism for a change in the prices [***].

5.7[***]

5.7Product Changes. Company may, at its sole discretion, and without incurring any liability to the Distributor, change the features of, or discontinue the manufacture, license or sale of any Products provided hereunder. Company shall notify the Distributor in advance of any such changes (prior to internal product validation). Company shall notify the Distributor of any product discontinuation at least [***] in advance.
5.8Invoices and Payment. Company shall submit to Distributor a payment invoice for the acquisition price of the Products ordered. All such invoices shall be paid net within [***] of receipt by Distributor. Distributor agrees that any late payments of such payment invoices shall bear interest at the rate of [***], from the due date of amount. If the Products are to be delivered in installments, Distributor shall pay for each installment as provided above. Each shipment shall be treated as a separate transaction, but in the event of any failure of Distributor to make payment as provided above, Company may decline to make further shipments without in any way affecting its rights hereunder. If Company elects to continue to make shipments despite any Distributor default, Company’s action shall not constitute a waiver of such default or in any way affect Company’s legal remedies for default.
5.9Delivery and Title. Company shall deliver to Distributor Products ordered pursuant to an Accepted Purchase Order. Delivery to Distributor shall occur, and title shall pass to Distributor, upon delivery by Company to the carrier at Company’s facility, and upon such delivery Distributor shall be responsible for and bear the entire risk of loss or damage to the Products (including any insurance charges).
5.10 Product Acceptance. Distributor may reject any Product which fails to meet Company’s Specifications. Rejected Products shall be returned to Company at Company’s expense [***] of rejection but only after Distributor has obtained a return authorization from Company. A written explanation of the aspects in which such Products fail to so conform shall be included with all

Exhibit 10.35
rejected Products. Company shall have a period not to exceed [***] in which to replace such returned Products, and return such Products to Distributor, at Company’s expense, [***]. The Company may also choose to credit the Distributor for the rejected Products and provide replacements based on new order placement. The Company shall promptly provide replacements to avoid stock-out at the Distributor. Products not rejected by written notification to [***] from the date of receipt at Distributor’s main operating facility shall be deemed to have been irrevocably accepted and can only be returned in accordance with Section 8.
5.11 Sales to End Users and Resellers. Distributor understands and agrees that all Sales by Distributor of Products shall be solely: (i) to end users located in the Territory; or (ii) to redistributors who have agreed in writing to Sell Products only to end users for such end users’ use in the Territory. In no event shall Distributor sell Products to any third party other than to such end users and redistributors. Distributor's Sales of the Products is restricted to the Territory in order to ensure that purchasers of Company Products receive Customer support and services consistent with the requirements set forth in Section 3.3 and to ensure that there is no language barrier in providing such services and support.

6. EXPORT AND IMPORT LICENSING

6.1Licenses and Approvals. Prior to shipping any Products to Distributor, Company will obtain, [***], all United States export licenses and approvals necessary to permit such shipment. Distributor will also obtain [***] all licenses and approvals required by any other government. Distributor will comply with all applicable rules, policies and procedures of all governments in connection with Distributor’s import or Sale of the Products. Company and Distributor agree to provide to each other, information and assistance reasonably required by the other in connection with securing the foregoing licenses and approvals.
6.2Re-Export. Distributor will ensure that none of the Products are diverted outside the Territory in breach of this Agreement or in a manner that is contrary to the laws and regulations of any country having jurisdiction including the United States.

7. TAXES

The amounts payable to Company under this Agreement do not include any taxes, levies, or similar governmental charges, now in force or enacted in the future, however designated (“Taxes”).

8. WARRANTY AND PRODUCT QUALITY.

8.1Company warrants to Distributor that the Products shall in normal use and for the period set forth on Exhibit D [***]. All dates are calculated from the date of shipment to Distributor. In the event of a failure of any Product to conform to the foregoing warranty during the period defined in Exhibit D, Distributor shall return any such non-conforming Product to Company, if reasonably feasible, for Company’s inspection. Such return shall be at Company’s expense if [***]. In the event that the Company determines that such Product does not conform to the foregoing warranty, then Company shall, at Company’s option, (a) [***] or (b) [***]. The foregoing, and Section 3.4.c. in the event of any Recall Activities, [***], for any breach of warranty by Company hereunder. Consequently, Company shall only be liable [***]. Such defects and any damaging effects in consequence thereof shall be covered by Distributor’s obligation to indemnify Company as set out in Section 10.2. Notwithstanding the foregoing, this warranty shall not apply [***], Distributor shall fully indemnify, defend and hold harmless Company for any liability, losses or costs relating to the Custom Luer not complying with the Custom Luer Specifications as well [***]. In the event that the [***]. Distributor's duty to defend shall include accepting, in a timely manner, Company’s tenders of defense of [***].

8.2Distributor shall use reasonable commercial efforts to screen defective Products before returning such to Company pursuant to the foregoing warranty.

Exhibit 10.35
8.3The foregoing warranty is for the [***]. Distributor shall not [***]. In the event that any such third party contacts Company directly with respect to Products, Company shall direct such third party to contact Distributor directly.

8.4Prior to returning any Product, whether for exchange or warranty or non warranty action, Distributor must obtain a return material authorization from Company, and Company shall promptly furnish the authorization upon request by Distributor following confirmation of the claimed non-conformity by Company. Distributor shall display such authorization prominently on the packaging for any such returned Products. Distributor must return all Products to Company. Company shall pay all shipping charges for Product from Distributor. Any Products returned to Company other than in accordance with the terms of this Agreement may be refused by Company, at its sole discretion.

8.5Disclaimer. EXCEPT AS EXPRESSLY PROVIDED IN SECTION 8.1 (“WARRANTY”) HEREOF, PRODUCTS ARE PROVIDED ON AN “AS IS” BASIS WITHOUT ANY WARRANTY WHATSOEVER, AND COMPANY EXPRESSLY DISCLAIMS ALL WARRANTIES, EXPRESS, IMPLIED, AND STATUTORY INCLUDING WITHOUT LIMITATION THE IMPLIED WARRANTIES OF MERCHANTABILITY, TITLE, NON- INFRINGEMENT OF THIRD PARTY RIGHTS AND FITNESS FOR A PARTICULAR PURPOSE. THE UNITED NATIONS CONVENTION ON CONTRACTS FOR THE INTERNATIONAL SALE OF GOODS SHALL NOT APPLY TO THIS AGREEMENT.

8.6Quality.

a.Audits and Records. Company will provide Distributor with reasonable access to its manufacturing facilities, where the Products are being manufactured during regular business hours in order that Distributor may make audits, upon providing a request to Company not less than [***] advance notice. Distributor shall provide Company with details for the audit with the notification; such details shall include but not be limited to purpose, scope, auditor’s background and functions. In case of critical complaints, recall or equivalent severe conditions regarding the Products resulting in Company not being able to comply with the obligations of this Agreement or as requested or required by a regulatory body, Company shall grant Distributor access to the manufacturing facilities upon an advance notice of at least [***]. Company shall keep complete and systematic written records of all Products supplied to Distributor. Such records shall include records relevant to manufacturing, quality and regulatory obligations and such other material documentation reasonably pertaining to Company’s performance under this Agreement, and Company shall preserve all such records until [***] . Company shall fully cooperate in any such audit of its facilities or records, subject to any confidentiality obligations to third parties and the protection of Company trade secrets. All information which becomes available to Distributor as a result of an audit shall be Confidential Information (as defined in Section 4.1 of the Agreement). Any audit conducted by Distributor shall not relieve Company from any of its obligation or liabilities under the Agreement, however, Distributor shall give Company notice within reasonable time of any non-compliance with the terms of the Agreement of which Distributor becomes aware during an audit or inspection. The audit or inspection will be conducted at Distributor’s expense. Upon receipt and approval of the audit report from Distributor [***], Company shall take all necessary or reasonably desirable corrective and preventive actions to resolve any breaches of the Agreement discovered by any audit conducted by Distributor.

b.Manufacturing Changes. If Company desires to outsource manufacturing of the Products containing Custom Luer to a sub-contractor, Company will give Distributor at least [***] advance written notice and an opportunity to inspect and audit the new manufacturing facility. Any material change in the manufacturing process or design of the Products containing Custom Luer which is anticipated to involve a regulatory filing shall be disclosed by Company to Distributor in writing [***] of the Company’s determination that such a filing is reasonably likely.

Exhibit 10.35
c.Use of Subcontractors. Company shall be solely responsible for the job performance, actions, and/or omissions of each subcontractor and its employees, agents or representatives in the performance under this Agreement, excluding the Custom Luer Supplier.

d.Product Traceability. Company agrees to number Products so that they may be traced back to the manufacturing lot in the case of a recall.

9. TRADEMARKS, PACKAGING AND DOCUMENTATION.

9.1Trademarks. During the Term, solely in connection with Distributor’s advertising, promotion and marketing of the Products, and in related brochures and other materials, Company here by grants to Distributor a revocable, non-exclusive, non-transferable (except as provided in Section 11.1) license (without the right to grant sublicenses) to use the trademarks, trade names and other marketing names used by Company for the Products as set forth on Exhibit A (the “Trademarks”), solely: (i) on or with the Products, including the packaging, advertising, marketing and other materials associated therewith; (ii) in full accordance with all guidelines and instructions as may be promulgated from time to time by Company. Company grants no rights other than as expressly granted hereunder. Distributor acknowledges Company’s exclusive ownership of such Trademarks, and Distributor agrees not to take any action inconsistent with such ownership by Company, including without limitation the adoption by Distributor of any marks confusingly similar to the Trademarks, or the combination of the Trademarks with any other marks. Distributor agrees to maintain the quality of Products Sold by Distributor and agrees not to register or attempt to register any Trademark in any jurisdiction. Distributor further acknowledges that all goodwill arising from or in connection with any exercise by Distributor of the foregoing license shall at all times remain solely with Company.

9.2Reproductions and Proprietary Notice. Any reproductions of the Trademarks shall be true reproductions. Distributor will not remove or permit the alteration of any labels or identifying markings, including without limitation the Trademarks, on the Products.

10. INDEMNITIES.

10.1 Scope of Company Indemnity. Company shall according to the provisions of this Agreement fully defend, indemnify and hold harmless Distributor from and against any and all losses or damages (including reasonable attorneys’ fees) for any claims, suits, actions, demands and threats (collectively, “Claims”) based on [***]; provided that Distributor (i) promptly notifies Company, in writing, of all such Claims; (ii) cooperates reasonably with Company (at Company’s expense) in defending such Claims; and (iii) allows Company the sole right to defend, or at Company’s option to settle, all such Claims. In the event Company becomes aware of a Claim under clause (b) above, Company may, in its sole discretion: (x) [***](y) [***] (z) accept return of the Products from Distributor and pay to Distributor a refund of money paid by Distributor for such Products. [***]. Notwithstanding the foregoing, the Company shall not be required to defend, indemnify or hold harmless Distributor [***]. In the event that the Claim is attributable to [***].

10.2 Scope of Distributor Indemnity. Distributor shall fully defend, indemnify and hold harmless Company, its directors, officers, employees, shareholders, customers, affiliated companies and agents from and against any and all losses, damages or liability (including reasonable attorneys’ fees) for any claims, suits, actions, demands or threats of any third party based [***]. Company shall give prompt, written notice thereof to Distributor, shall cooperate reasonably with Distributor (at Distributor’s expense), and shall allow Distributor the sole right to defend, or at Distributor’s option, to settle all of the foregoing.

10.3 [***].

11. GENERAL

11.1Assignment. This Agreement may not be assigned by either Party without the express prior written consent of the other Party, provided that either Party may assign this Agreement in whole and in part to a third party, in the course of a merger or acquisition by or of such Party, or in the

Exhibit 10.35
course of a reorganization or recapitalization, upon written notice to the other Party. Any attempted assignment by either Party in derogation of the foregoing shall be void.

113Notices. Any notices required or permitted to be given to either Party hereunder shall be deemed properly given when received by certified mail (return receipt requested), hand delivery, or certified overnight delivery such as Federal Express, and directed to such Party at the address appearing in the first paragraph of this Agreement. Either Party may change its address for purposes of this Section 11.2 (“Notices”) upon delivery of notice of such change to the other Party.

11.3Severability and Headings. If any provision of this Agreement is held by a court of competent jurisdiction to be invalid under any applicable statute, rule or law, the Parties agree that such invalidity shall not affect the validity of the remaining provisions of this Agreement, and further agree to substitute for the invalid provision a valid provision which most closely approximates the intent and economic effect of the invalid provision. Headings used in this Agreement are provided for convenience only, and shall not in any way affect the meaning or interpretation hereof.

11.4Waiver. No waiver of any right by either Party under this Agreement shall be of any effect unless such waiver is express, in writing and signed by the waiving Party. Any purported waiver not consistent with the foregoing shall be void.

11.5Force Majeure. Each Party’s failure to perform its obligations hereunder, except any obligation to pay money, shall be excused to the extent and for the period such performance is prevented by fire, flood, earthquake, acts of God, explosion, casualty of war, labor dispute, inability to obtain delivery of parts, failure of supplies of electrical power, violence, any governmental law, order, regulation or ordinance, or any other act or condition beyond the reasonable control of such Party. In such case, the Party so affected shall give prompt, written notice to the other Party, and shall resume performance promptly once the foregoing condition has abated.

11.6Relationship of the Parties. The Parties understand and agree that their relationship hereunder is one of contract, and that they are not and shall not be construed as partners, joint ventures, or agent and principal. In no event shall either Party be authorized to act for or on behalf of the other Party.

11.7Choice of Law and Arbitration. Any dispute arising under this Agreement shall be subject to the laws [***]. Any dispute arising out of or in connection with this Agreement, including any disputes regarding the existence, validity or termination thereof, shall be settled by arbitration arranged by [***] in accordance with the rules of arbitration procedure adopted by [***] and in force at the time when such proceedings are commenced.

11.8Amendment. This Agreement may be amended only in writing, signed by both Parties. Any purported oral modification hereof shall be void.

11.9Compliance With Laws. At its own expense, Distributor shall comply with all applicable laws, regulations, rules, ordinances and orders regarding its activities related to this Agreement. Without limiting the foregoing:

a.Distributor shall fully comply with the relevant export administration and control laws and regulations.
b.Distributor shall comply with the U.S. Foreign Corrupt Practices Act and shall not make any payments to third parties which would cause Company or Distributor to violate such law.
c.Distributor shall comply with U.S. Food and Drug Act.

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11.10Licenses and Permits. Distributor shall obtain any required non-U.S. governmental authorizations, including without limitation any import licenses and foreign exchange permits, and, if applicable, shall file or register this Agreement with the appropriate authorities. Distributor shall provide proof of compliance with required non-U.S. governmental authorization to Company upon request.

11.11Language. The official text of this Agreement (and any Exhibit hereof or notice submitted hereunder) shall be in English. In the event of any dispute concerning the construction or meaning of this Agreement, reference shall be made only to this Agreement as written in English and not to any translation into another language.

11.12Entire Agreement. This Agreement is the entire agreement between the Parties with respect to this subject matter, and supersedes all prior and contemporaneous discussions, communications and agreements with respect thereto. In the event of any conflict between the terms of this Agreement and the terms of any Exhibit, the terms of such Exhibit shall control.

11.13 List of Exhibits:

a.Exhibit A: Products and Trademark Labeling
b.Exhibit B-1: Specifications – Infusions sets
c.Exhibit B-2: Specifications – Custom Luer
d.Exhibit C: Pricing and minimum volumes
e.Exhibit D: Shelf life/Warranty periods
f.Exhibit E: Quality Agreement [***] between Tandem Diabetes Care, Inc. and Unomedical A/S

Tandem Diabetes Care, Inc.	Unomedical A/S
By: /s/ Jim Leal Jim Leal Sr. VP, Operations	By: /s/ John Lindskog John Lindskog

Exhibit 10.35
EXHIBIT A
PRODUCTS AND TRADEMARK LABELING

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Exhibit 10.35
EXHIBIT B-1
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Exhibit 10.35
EXHIBIT B-2
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Exhibit 10.35
EXHIBIT C
[***]

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EXHIBIT D
[***]

Exhibit 10.35
EXHIBIT E
QUALITY AGREEMENT
[***]